Exhibit 99.1
Earthstone Energy President and CEO to Participate in Fireside Chat
with Water Tower Research

The Woodlands, Texas, April 10, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”) today announced that President and CEO, Robert J. Anderson, will participate in a fireside chat with Jeff Robertson of Water Tower Research at 12:00 p.m. Eastern Time on Wednesday, April 12, 2023.

Investors who are interested in listening may register through Water Tower Research using the following link: https://us06web.zoom.us/webinar/register/WN_4W4IYHkCSsahFLoEeCl3Fw.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of New Mexico and west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Contacts

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
CJeansonne@earthstoneenergy.com